UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2011
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On March 29, 2011, Apollo Group, Inc. issued a press release announcing its financial results for the three months ended February 28, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by this reference.
     The information in Item 2.02 of this Form 8-K and the exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 24, 2011, the Board of Directors of Apollo Group, Inc. appointed Darby E. Shupp as a director of Apollo Group to fill an existing vacancy on the board.
     Ms. Shupp is employed by Exeter East, LLC, which is a holding company wholly-owned by Dr. John Sperling, Apollo Group’s Executive Chairman. Ms. Shupp serves as an officer and/or director of various entities affiliated with Dr. Sperling and his investment company Moral Compass Corporation, including Arcadia Biosciences Inc. and ViaGen Inc.
     Ms. Shupp, who is 35 years old, received her Bachelor of Science degree in accountancy from Arizona State University and is a certified public accountant. Ms. Shupp will participate in the cash and equity compensation programs provided to Apollo Group’s non-employee directors.
Section 8 — Other Events
Item 8.01 Other Events.
     As we previously disclosed, we received two demand letters from different shareholders in November and December 2010 to investigate, address and commence proceedings against each of our directors and certain of our officers for violation of any laws in connection with various corporate actions and developments over the past few years. This type of demand is a condition precedent under Arizona law to the filing of a derivative lawsuit on behalf of Apollo Group seeking damages from directors and officers for breach of fiduciary duty.
     On March 24, 2011, after the finalization of our Form 10-Q for the quarter ended February 28, 2011 and before the Form 10-Q was filed, a shareholder derivative complaint was filed in the Superior Court for the State of Arizona, Maricopa County by Daniel Himmel, one of the foregoing shareholders who previously made a demand for investigation. In the complaint, the plaintiff asserts a derivative claim on our behalf against certain of our current and former officers and directors for breach of fiduciary duty, waste of corporate assets, and unjust enrichment. The complaint alleges that the individual defendants made improper statements and engaged in improper business practices that caused our stock price to drop, led to securities class actions against us, and enhanced regulation and scrutiny by various government entities and regulators. We have not yet been served with the complaint.
     The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Text of press release of Apollo Group, Inc. dated March 29, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
March 29, 2011	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release of Apollo Group, Inc. dated March 29, 2011.